Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 29, 2013

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY HOSTS FOURTH-QUARTER AND FULL YEAR

2012 EARNINGS CONFERENCE CALL MARCH 1, 2013

DALLAS — January 29, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) will hold a conference call to discuss fourth-quarter and full year 2012 financial results on Friday, March 1, at 10:00 a.m. Central time (11:00 a.m. Eastern time).

The dial-in number for the call is 1-888-680-0893. Callers outside the United States should dial 1-617-213-4859. The passcode is 34047688 for all callers. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PA739HXYG. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access the live webcast of the call on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference call, a replay can be accessed until May 30, 2013, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay.  The passcode for all callers listening to the replay is 45687967. Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the call.

-more-

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns combined general and limited partner interests of approximately 19 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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